                                                                Exhibit (c)(iii)
                          GENERAL AMERICAN DISTRIBUTORS

                                 SALES AGREEMENT

                                TABLE OF CONTENTS


I.   DEFINITIONS                        IX.  INDEMNIFICATION

II.  AGREEMENTS, REPRESENTATIONS,       X.   GENERAL PROVISIONS
     AND COVENANTS
                                             A.   TERM AND TERMINATION
     A.   AGREEMENTS AND COVENANTS
          OF GAD                             B.   ASSIGNABILITY

     B.   REPRESENTATIONS AND                C.   AMENDMENTS
          COVENANTS OF BROKER
                                             D.   NOTICES
III. COMPLIANCE WITH APPLICABLE
     LAWS                                    E.   ARBITRATION

IV.  PRINCIPLES OF ETHICAL MARKET            F.   GOVERNING LAW
     CONDUCT
                                             G.   ENTIRE UNDERSTANDING
V.   COMPENSATION
                                             H.   NO THIRD PARTY BENEFICIARIES
VI.  COMPLAINTS AND INVESTIGATIONS
                                             I.   NON-EXCLUSIVITY
VII. RECORDS AND ADMINISTRATION
                                             J.   WAIVER
VIII. PRIVACY INFORMATION
                                             K.   COUNTERPARTS
     A.   PROPRIETARY INFORMATION
                                             L.   SEVERABILITY
     B.   RECEIPT OF CUSTOMER
          NONPUBLIC PERSONAL
          INFORMATION FROM BROKER
          BY GAD

     C.   TREATMENT OF
          NONPUBLIC PERSONAL
          INFORMATION
          DISCLOSED TO
          BROKER BY GAD

     D.   CONFIDENTIAL INFORMATION

     E.   PROTECTED HEALTH INFORMATION


Enterprise Selling Agreement
GAD Version - September 2003        Page 1 of 59

                           GENERAL AMERICAN FINANCIAL

                                 SALES AGREEMENT

     This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") dated ______________________________, 2003, ("Effective Date") by
and among General American Distributors, a Missouri corporation, ("GAD") and Equitas America, LLC, a ________________ corporation that, for the distribution of traditional fixed rate insurance products only, is or is affiliated with one or more validly licensed insurance agency, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with one or more validly licensed insurance agencies (collectively with its affiliated insurance agency(s) "Broker").

                                   WITNESSETH:

     WHEREAS, GAD and its Affiliates issue or provide access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B hereto (together, the "Contracts"); and

     WHEREAS, GAD, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, is authorized to enter into selling agreements with unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts; and

     WHEREAS, GAD proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     I.   Definitions

          1) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with GAD, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.


Enterprise Selling Agreement
GAD Version - September 2003        Page 2 of 59

          2) Agency- One or more associated insurance agencies of Broker, identified on Exhibit D hereto, which are properly licensed to participate in the business of insurance.

          3) Applicable Laws - Shall have the meaning given to such term as in accordance with Section II of this Agreement.

          4) Confidential Information - Shall have the meaning given to such term as described in Section VIII(D) of this Agreement.

          5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit B, which may be amended by GAD in its sole discretion from time to time.

          6) General Agent - Shall have the meaning given to such term as described in Section III(B)(20) of this Agreement.

          7) Nonpublic Personal Information- Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

          8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

          9) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

          10) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit A , which may be amended by GAD in its sole discretion from time to time.

Enterprise Selling Agreement
GAD Version - September 2003        Page 3 of 59

          11) Representatives - those individuals, accepted by GAD or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are duly licensed and appointed as a life insurance agent of GAD or its Affiliates, and with respect to registered products, are also duly registered, individually, with the NASD in compliance with 1934 Act.

          12) Protected Health Information or PHI -- Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by GAD or an affiliate of GAD; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by GAD or an affiliate; or information derived therefrom.

     II.  Authorizations, Representations, and Covenants

     A.   Authorizations, Representations, and Covenants of GAD

          1) GAD represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, to enter into this Agreement with Broker to distribute such Contracts.

          2) GAD, subject to the terms and conditions of the Agreement, hereby appoints Broker, on behalf of itself and each Affiliate, to solicit, sell and provide service to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis.

          3) GAD authorizes Broker through its Representatives to solicit applications for the Fixed Contracts listed in Exhibit B, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where it and its Representatives are appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other

Enterprise Selling Agreement
GAD Version - September 2003        Page 4 of 59
               respects with the published policies and procedures of GAD or its Affiliates, and with the terms of this Agreement.

          4) GAD authorizes Broker through its Representatives to offer and sell the Variable Contracts listed in Exhibit A, provided that
               (a) Broker shall not solicit applications for Variable Contracts except in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to such Variable Contracts; (c) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and (d) Broker complies in all other respects with the published policies and procedures of GAD and its Affiliates, and with the terms of the Agreement. GAD shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for GAD or its Affiliates to offer or issue Variable Contracts listed in Exhibit A. GAD shall advise Broker of any revision of or supplement to any prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

          5) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuant to the foregoing, GAD and its Affiliates shall specifically retain ultimate authority, including but not limited to:

               a) to refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

               b) to direct the marketing of its insurance products and services;

               c) to review and approve all advertising concerning, its insurance products and services;

               d)   to underwrite all insurance policies issued by it;

               e)   to cancel risks;

               f) to handle all matters involving claims adjusting and payment;

               g)   to prepare all policy forms and amendments;

               h) to maintain custody of, responsibility for and control of all investments; and

               i) to withdraw a Contract from sale or to change or amend a Contract for any reason.

Enterprise Selling Agreement
GAD Version - September 2003        Page 5 of 59

          6) Exhibits A and B may be amended by GAD in its sole discretion from time to time to include additional Contracts, including fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products issued by GAD or its Affiliates. The provisions of this Agreement shall apply with equal force to such additional Contracts unless the context otherwise requires. Exhibits A and B may be amended by GAD in its sole discretion from time to time to delete one or more of the Contracts.

          7) During the term of this Agreement, GAD will provide Broker, without charge, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from GAD of updated copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker will promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, Broker will promptly return to GAD all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts and other materials and supplies furnished by GAD to Broker or to its Representatives, except for copies required for maintenance of records.

          8) During the term of this Agreement, GAD or its Affiliates will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. GAD will file such materials or will cause such materials to be filed with the SEC, NASD, and any state securities regulatory authorities, as appropriate.

     B.   Representations and Covenants of Broker

          1) Broker represents and warrants that it will only offer Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Contracts will at all times be appropriately licensed under Applicable Laws and such solicitation is in accordance with Applicable Law, including without limitation the

Enterprise Selling Agreement
GAD Version - September 2003        Page 6 of 59

               NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

          2) Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Variable Contracts, whether alone or jointly with representatives of GAD or its designee, will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice.

          3) Broker represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified GAD in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts, Broker will notify GAD of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of GAD if the subagent has been convicted of any felony prohibited by the Federal Violent Crime Control and Law Enforcement Act of 1994.

          4) Commencing at such time as GAD and Broker shall agree upon, Broker shall find suitable purchasers for the Contracts for which Representatives are licensed and authorized under Applicable Laws. In meeting its obligation to solicit applications for the Contracts, Broker agrees as follows:

               a) Broker shall use only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by GAD for use at that time;

Enterprise Selling Agreement
GAD Version - September 2003        Page 7 of 59

               b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and will, upon a reasonable written request from GAD, provide a report to GAD on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

               c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant to the extent required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and notwithstanding the foregoing, Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. Broker acknowledges and agrees that GAD may distribute the Contracts through its own employee's agent and Representatives, including those of its Affiliates, or through any other distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

               d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted to GAD are accurate, complete, compliant with the conditions herein, and for Variable Contracts, approved by a qualified registered principal. With respect to variable Contracts distributed jointly by Broker and representatives of GAD or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker.

          5) To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full, (and in no event later than the time permitted under Applicable Law or the rules of the NASD), together with any related application, forms and any other required documentation to GAD or the appropriate Affiliate. The Broker shall make such remittances in accordance with any

Enterprise Selling Agreement
GAD Version - September 2003        Page 8 of 59
               and all policies and procedures described in the Contract, insurance policy, prospectus, if appropriate, or as otherwise adopted by GAD and its Affiliates.

          6) Broker acknowledges that GAD, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If GAD rejects an application, GAD or its Affiliate will immediately return any purchase payments received directly to the Broker, and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by GAD or its Affiliates to the Broker, and the Broker will be responsible for promptly returning such payments to the purchaser. Except as otherwise may be provided in Exhibit A, B or the Compensation Schedules, if a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to GAD. GAD may, at its option, offset any such amounts against any amounts payable to Broker.

          7) Except as otherwise required by Applicable Laws, Broker is not a principal, underwriter or agent of GAD, or its Affiliates, or any separate account of GAD or its Affiliates. Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, nor its agents or other representatives, including Representatives as employees of GAD or its Affiliates in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of GAD or its Affiliates in this connection or in any dealings with the public.

          8) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to GAD, its Affiliates or the Contracts, will not be used without the prior written consent of GAD.

          9) Broker shall ensure that solicitation and other activities undertaken by Broker or its Representatives shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity that is not duly licensed and appointed by GAD or its Affiliates in the appropriate states as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training

Enterprise Selling Agreement
GAD Version - September 2003        Page 9 of 59
               requirements necessary to be licensed or otherwise qualified to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its Representatives, is authorized by GAD to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by GAD or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

          10) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of GAD or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit GAD or its Affiliates with respect thereto, or bind GAD or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to GAD's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of GAD or its Affiliates nor shall Broker possess or exercise any authority on behalf of GAD other than that expressly conferred on Broker by this Agreement.

          11) Broker and Agency shall be solely responsible for the accuracy and propriety of any instruction given or action taken by a Representative on behalf of an owner or prospective owner of a Contract. GAD shall have no responsibility or liability for any action taken or omitted by it in good faith in reliance on or by acceptance of such an instruction or action.

          12) Broker shall prepare any forms necessary to comply with Applicable Laws or otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send such forms to GAD or the appropriate Affiliate. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker will transmit such information in writing to GAD or the appropriate Affiliate. Broker further shall notify GAD or the appropriate Affiliate when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits applications for such Contracts to GAD or the appropriate Affiliate.

          13) Broker shall furnish GAD and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by GAD or an appropriate regulatory authority in order to ascertain whether the

Enterprise Selling Agreement
GAD Version - September 2003        Page 10 of 59
               operations of GAD or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

          14) Broker will adhere to state insurance replacement regulations, before it receives or solicits any applications for Contracts.

          15) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

          16)  Insurance Coverage.

               a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of GAD or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Broker shall provide GAD with satisfactory evidence of said bond upon GAD's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or on behalf of its Affiliates as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

               b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, its Agency, representatives and agents, including Representatives in an amount reasonably acceptable to GAD. If such insurance plan terminates for any reason during the term of the Agreement, Broker shall immediately notify GAD of such termination. If requested by GAD, Broker shall provide satisfactory evidence of coverage under such insurance policy satisfactory to GAD showing the amount and scope of coverage provided.

               c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance as referenced herein.

Enterprise Selling Agreement
GAD Version - September 2003        Page 11 of 59

               d) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company in an amount reasonably acceptable to GAD. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request, Broker shall give evidence satisfactory to GAD that such coverage is in force. Furthermore, Broker shall give prompt written notice to GAD of any notice of cancellation or change of such coverage. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or its Affiliates, as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

          16) In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that:

               a) Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered Representatives of the Variable Contracts;

               b) Agency will engage in the offer or sale of Variable Contracts only through persons who are registered Representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

               c) Broker will be responsible for the education, training, supervision, and control of its registered Representatives as required under the 1934 Act and other applicable laws, including, but not limited to, principal review and approval of all sales literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

               d) Registered Representatives will be licensed under the insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

               e) Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees

Enterprise Selling Agreement
GAD Version - September 2003        Page 12 of 59
                    thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

               f) All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to GAD or the appropriate Affiliate or will be sent by customers to the Broker for forwarding to GAD or the appropriate Affiliate. Agency will not receive, accumulate, or maintain custody of customer funds.

     17) In such cases where Broker intends to distribute Fixed Contracts through an Agency, Broker agrees that before a subagent is permitted to solicit Contracts, Broker or its Agency shall have entered into a written agreement with the subagent pursuant to which the subagent:
          (a) is authorized to deliver policies only upon the payment to it of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (b) shall promptly remit to the Broker or Agency all funds collected on GAD's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to the Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of GAD or its Affiliates; and (d) agrees to GAD's right to offset from any compensation due the subagent any indebtedness due from the subagent to GAD or its Affiliates and to chargeback compensation under GAD's or its Affiliates' rules. The Broker further agrees that it shall promptly remit to GAD all funds collected on the behalf of GAD or its Affiliates.

     18) Broker agrees to comply with the policies and procedures of GAD and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by GAD from time to time.

     19) For a period of 12 months after termination of the Agreement, the Broker and Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of GAD or its Affiliates or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of GAD is determined to have engaged in such prohibited activity, then GAD shall have the right to declare the Agency's claims

Enterprise Selling Agreement
GAD Version - September 2003        Page 13 of 59
          for compensation or any other benefit under the Agreement shall be forfeited and void. GAD, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

     20) In such cases where Broker shall distribute Contracts with the assistance of the general agency distribution system of GAD ("General Agent"), the following additional terms shall apply:

          a) Broker hereby acknowledges and consents to in advance the participation of every General Agent, designated by GAD, as a participating general agency under this Agreement.

          b) Broker agrees that both it and its Representatives shall work cooperatively with the General Agent(s) located in the particular territory where a Contract is sold and through which the sale is processed on behalf of GAD or its Affiliates. Broker further agrees that with respect to each such Contract, it will rely solely upon the General Agent(s) for Contract issuance, servicing, the forwarding of commissions, and other related matters. Notwithstanding the foregoing, the Broker agrees that it shall look solely to GAD and not to General Agent(s) for payment of any commissions or other compensation payable pursuant to the terms of this Agreement.

     III. Compliance With Applicable Laws

     1) GAD and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies, including without limitation state insurance departments, the SEC and the NASD, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

     2) Broker agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and

Enterprise Selling Agreement
GAD Version - September 2003        Page 14 of 59

          Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

          Further Broker certifies, and will certify to GAD annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires
          (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. Broker hereby agrees that it will verify the identity of each customer that it introduces GAD, whether through documentary or non-documentary means, and that GAD will rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

     IV.  Principles of Ethical Market Conduct

          As a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), GAD expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. Broker shall furnish information, documentation and reports to GAD as it

Enterprise Selling Agreement
GAD Version - September 2003        Page 15 of 59
          may reasonably request in order to permit GAD to ascertain whether Broker is conducting its operations in accordance with the Principles of Ethical Market Conduct.

     V.   Compensation

     1) GAD shall pay Broker compensation for the sale of each Contract sold by Representative of Broker as set forth in Exhibits A, B and the Compensation Schedule(s) attached between GAD and either Broker or Agency, as the case may be. GAD shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, GAD shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A, B or the Compensation Schedules, Exhibits A, B and the Compensation Schedules, including the commissions and fees therein, may be amended by GAD at any time, in any manner, and without prior notice. Any amendment to Exhibits A, B or in the Compensation Schedules will be applicable to any Contract for which any application or premium is received by GAD on or after the effective date of such amendment. However, GAD reserves the right to amend such Exhibits and Schedules with respect to subsequent premiums and renewal commissions and the right to amend such Exhibits and Schedules pursuant to this subsection even after termination of this Agreement.

     2) GAD may at any time offset against any compensation payable to (a) the Agency or its successors or assigns, any indebtedness due from the Agency to GAD or its Affiliates, and (b) the subagents or their successors or assigns any indebtedness due from the subagent to GAD or its Affiliates. Nothing contained herein shall be construed as giving Agency or representative the right to incur any indebtedness on behalf of GAD or its Affiliates. Any remaining indebtedness of Broker to GAD or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of GAD to offset such compensation against any such indebtedness of the Broker to GAD or its Affiliates.

     3) Neither Broker nor any of its Representatives shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

Enterprise Selling Agreement
GAD Version - September 2003        Page 16 of 59

     4) No compensation shall be payable, and any compensation already paid shall be returned to GAD on request, under each of the following conditions:

          a) if GAD or its Affiliates, in their sole discretion, determine not to issue the Contract applied for,

          b) if GAD or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

          c) if GAD or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that GAD and its Affiliates have sole discretion to refund premiums paid by applicants, or

          d) if GAD or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

     5) GAD shall pay the compensation to Agency for Contracts credited prior to the termination date of this Agreement, to the Agency under the Agreement, as set forth in Exhibit A, B or any Compensation Schedule(s), attached, while it is in effect. Such Compensation shall be payable when the premium is due and paid to GAD subject to the provisions of this Agreement and of the Schedule(s).

     6) Agency and Broker hereby agree and acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate may be payable directly by GAD, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further agree and acknowledge that such payment of compensation by GAD attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections V (2) and V (4) of this Agreement, or other compensation rules as may be set forth in this Agreement, Compensation Schedules(s), or rules of GAD or its Affiliates.

Enterprise Selling Agreement
GAD Version - September 2003        Page 17 of 59

          7) GAD shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

          8) Unless otherwise agreed to by GAD, Broker, either directly or by reimbursing GAD on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

          9) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by either state regulation or GAD's or its Affiliates' rules on replacement transactions; the replacement or switching rules of each applicable Affiliate are described on Exhibit C attached hereto.

          10) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached Exhibits A, B or Compensation Schedule(s), the terms contained in such schedules attached will prevail.

          VI.  Complaints and Investigations

          1) Broker and GAD jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

          2) Both the Broker and GAD jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

          3) Such cooperation referred to in Sections VI (1) and VI (2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such

Enterprise Selling Agreement
GAD Version - September 2003        Page 18 of 59
               complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

          4) GAD reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with GAD and GAD, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless GAD from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

          VII. Records and Administration

          1) To the extent requested by Broker and agreed to by GAD, once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. GAD will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Consistent with its administrative procedures, GAD will assume that a Contract issued by it or its Affiliate will be promptly delivered by Broker to the purchaser of such Contract. As a result, if a purchaser exercises the free look rights under a Contract, Broker shall indemnify GAD for any loss incurred by GAD that results from Broker's failure to promptly deliver such Contract to its purchaser.

          2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that GAD may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by GAD as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect GAD's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed.

Enterprise Selling Agreement
GAD Version - September 2003        Page 19 of 59

               GAD and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

          VIII. Privacy Information

          A.   Proprietary Information

               Any and all account records developed by GAD or its Affiliates, or provided to GAD or its Affiliates by Broker or Broker's affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of GAD or its Affiliates. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

               Any and all proprietary information and material developed and provided by GAD and its Affiliates shall be returned to GAD (including all copies made by the Broker or its affiliates) upon termination of this Agreement. Any materials developed by the Broker or its affiliates in support of the marketing, sales, advertising or training related to GAD or its Contracts shall be destroyed upon the termination of the Agreement.

          B.   Receipt of Customer Nonpublic Personal Information From Broker by
               GAD

          1) GAD and its Affiliates will treat Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information under Section VIII(D) of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of GAD or its Affiliates other than by reason of the services provided by Broker under this Agreement.

Enterprise Selling Agreement
GAD Version - September 2003        Page 20 of 59

     2) Notwithstanding the foregoing, GAD and its Affiliates shall have the right to use or disclose such nonpublic personal information: (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of GAD and its Affiliates' audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement; (d) as authorized by such customer; and (e) to protect against or prevent fraud.

     3) GAD and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by GAD and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.   Treatment of Nonpublic Personal Information Disclosed to Broker by GAD

          Broker will treat Nonpublic Personal Information regarding Broker's customers provided to it by GAD or its Affiliates under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by GAD or its Affiliates to the extent permitted by Applicable Laws and GAD or its Affiliate's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

     D.   Confidential Information

     1) GAD and its Affiliates and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither GAD and its Affiliates nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or

Enterprise Selling Agreement
GAD Version - September 2003        Page 21 of 59
          applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section VIII(D); (b) any information of Broker and its affiliates disclosed by Broker to GAD or its Affiliates through the course of business during the term of this Agreement, or any information of GAD and its Affiliates that is disclosed by GAD or its Affiliates to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) Nonpublic Personal Information; and (d) information required to be treated as confidential under Applicable Laws.

     2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

     3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

          a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that: (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

          b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

Enterprise Selling Agreement
GAD Version - September 2003        Page 22 of 59

     4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

     5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

     6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

     E.   Protected Health Information

          To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through GAD or any of its Affiliates, in accordance with the requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, Broker agrees:

     1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, GAD or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

     2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

     3) To promptly report to GAD any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

Enterprise Selling Agreement
GAD Version - September 2003        Page 23 of 59

     4) To ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

     5) To, within 15 days of GAD's request, provide GAD with any PHI or information relating to PHI as deemed necessary by GAD to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

     6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine GAD's, or one of its Affiliate's, compliance with HIPAA.

     7) To, upon termination of this Agreement, in accordance with GAD's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If GAD agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

     IX.  Indemnification

     1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

          a) GAD will indemnify and hold harmless Broker and Agency from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by GAD for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that

Enterprise Selling Agreement
GAD Version - September 2003        Page 24 of 59

               GAD shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment, Registration Statement or any other sales or offering materials. GAD shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by GAD. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

          b) Broker will indemnify and hold harmless GAD and its Affiliates against any losses, claims, damages or liabilities (or actions in respect thereof), to which GAD or its Affiliates may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

          c) Broker shall indemnify and hold harmless GAD and its Affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which GAD or its Affiliates may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and

Enterprise Selling Agreement
GAD Version - September 2003        Page 25 of 59
               conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

          d) Broker shall indemnify and hold GAD and its Affiliates harmless for any penalties, losses or liabilities resulting from GAD improperly paying any compensation under this Agreement, unless such improper payment was caused by GAD's or its Affiliates' negligence or willful misconduct; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD, its Affiliates, and any person controlling either GAD or its Affiliates.

     2) With respect to matters relating to the joint distribution of Contracts, the following indemnification provision shall apply:

          a) GAD, and General Agent, where applicable, jointly and severally, agree to indemnify Broker and Agency against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against Broker or Agency arising or resulting directly or indirectly from acts or omissions of GAD or General Agent(s), including, but not limited to, breach of any representation, warranty, covenant or obligation of GAD or General Agent(s) under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, Broker shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

          b) Broker and Agency, where applicable, jointly and severally, agree to indemnify GAD, its Affiliates and General Agent(s) against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against GAD, its Affiliates or General Agent(s) arising or resulting directly or indirectly from acts or omissions of Broker or Agency, including, but not limited to, breach of any representation, warranty, covenant or obligation of Broker or Agency under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, GAD shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

Enterprise Selling Agreement
GAD Version - September 2003        Page 26 of 59

     3) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     X.   General Provisions

     A.   Term and Termination

     1) This Agreement shall continue in force for a term of one year from the Effective Date and thereafter shall automatically be renewed each year for a further one-year period, provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

     2)   Change in Status.

          a) Broker-Dealer Status. The Agreement shall terminate immediately upon GAD or Broker ceasing to be a registered broker-dealer or a member of the NASD.

          b) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Broker or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

Enterprise Selling Agreement
GAD Version - September 2003        Page 27 of 59

          3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to GAD, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with GAD's operations related to the Contracts.

          B.   Assignability

               This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that GAD may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section shall be void.

          C.   Amendments

               No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

          D.   Notices

               Notices to be given hereunder shall be addressed to:

               General American Distributors, Inc.    Equitas America, LLC
               Attn: Law Department                   __________________________
               13045 Tesson Ferry Road                __________________________
               St. Louis, MO 63128                    __________________________

          E.   Arbitration

          1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

          2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

Enterprise Selling Agreement
GAD Version - September 2003        Page 28 of 59

          3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

          4) Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

          5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

          6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Missouri, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

          7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

          8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

Enterprise Selling Agreement
GAD Version - September 2003        Page 29 of 59

          F.   Governing Law

               This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to Missouri choice of law provisions.

          G.   Entire Understanding

               This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

          H.   No Third Party Beneficiaries

               GAD's Affiliates shall be third party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

          I.   Non-exclusivity

               Broker and Agency agree that no territory or product is assigned exclusively hereunder and that GAD reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

          J.   Waiver

               The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

          K.   Counterparts

               This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

          L.   Severablity

               If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so

Enterprise Selling Agreement
GAD Version - September 2003        Page 30 of 59
               declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

GENERAL AMERICAN DISTRIBUTORS
(BROKER-DEALER)

By
   -------------------------------------

----------------------------------------
Print Name & Title

Date
    ------------------------------------

  EQUITAS AMERICA, LLC
  (SELLING BROKER-DEALER)

By
  --------------------------------------

----------------------------------------
Print Name & Title

Date
    ------------------------------------

Enterprise Selling Agreement
GAD Version - September 2003        Page 31 of 59

                                    EXHIBIT A

                  Schedule of Variable Product and Compensation

The following General American Variable Contracts are governed by this
Agreement:

                                    VUL (00)
                                    VUL 2002 **

*Offers may be made without restriction by the Broker when the non-chargeback compensation schedule is utilized. If the chargeback compensation is desired, pre-approval is required by General American's Executive Benefits Advisors department

      ** This product is available as it is approved in individual states.

                               COMMISSION SCHEDULE

1. Broker shall be paid a commission for products listed in Schedule A accepted by General American under an issued Contract for which Broker solicited the business, in accordance with the schedule listed below.

2. In the event a Contract for which a commission has been paid lapses or is surrendered by the Contract owner during the first policy year, or is returned to General American or GAD for refund of premium within the later of ten (10) days after the purchaser receives it or forty-five (45) days after the application for the policy is completed, or a premium for which commission has been paid is refunded by General American, GAD will require reimbursement from Broker, as follows:

     a. 100% if the triggering event occurs within six months of the policy issue date;

     b. 50% if the triggering event occurs during the seventh through twelfth month of the policy issue date. If the amount to be deducted exceeds compensation due, BD shall promptly pay back the amount of excess following a written demand by General American or GAD.

         AGENT LEVEL


VUL (00) and VUL 2002      % of 1st Year Premium     % of Renewal Premium
                                                     Years 2-10        Years 11+
--------------------------------------------------------------------------------
Target                     90%                        2%                1%
--------------------------------------------------------------------------------
Excess                      3%                        2%                1%
--------------------------------------------------------------------------------

% of Assets all years      .10%

Enterprise Selling Agreement
GAD Version - September 2003        Page 32 of 59

The following New England Life Insurance Company Variable Contracts are governed by this Agreement:

                          Variable Universal Life (VUL)
                          Variable Ordinary Life (VOL)

New England Life Insurance Company Commissions

For policies credited to the Agency under the Agreement while this Part is in effect, commissions payable to Agency shall be payable when the premium is due and paid to the Company subject to the provisions of the Agreement.

Single Life                                           First Year                   Renewal Years 2-10
          -  Variable Universal Life (VUL)
              - Band 0                               50  (3% over Target)          2.50   (1.5% over Target)
              - Band 1                               50  (3% over Target)          2.50   (1.5% over Target)
              - Band 2                               50  (3% over Target)          2.25   (1.5% over Target)
          -  Variable Ordinary Life (VOL)
              - Band 1                               50 (3% over Target)           2.50   (1.5% over Target)
              - Band 2                               50 (3% over Target)           2.50   (1.5% over Target)

Joint Life

          -  Variable Universal Survivorship Life (VUSL)
              - Band 1                               50  (3% over Target)          2.00   (1.5% over Target)
              - Band 2                               50  (3% over Target)          2.00   (1.5% over Target)


(a)  Reductions in FYC for High Issue Ages:

     FYC decreases by the following percentage points for each year the issue age is over 70 (joint equal age for survivorship policies):
     VOL: 2%

(b)  Commission Chargebacks:

     All commissions paid on premiums which are refunded shall be charged back to the Agency. For variable life-type plans (VUSL, VUL, VOL), 50% of any FYC paid, net of chargebacks premiums refunded, shall be charged back to the Broker Dealer for any coverage which is terminated in or prior to the 13th month.

(c)  Policy Bands:

          VUL:  Band 0 - less than $250,000 face amounts
                Band 1 - less than $500,000 and at least $250,000 face amounts Band 2 - face amounts of $500,000 and above

          VOL:  Band 1 - less than $250,000 face amounts
                Band 2 - face amounts of $250,000 and above
          VUSL: Band 1 - Less than $1,000,000 face amounts
                Band 2 - Face amounts of $1,000,000 and above

(d)  Target Premiums:

Are as published by the Company

Enterprise Selling Agreement
GAD Version - September 2003        Page 33 of 59

Expense Reimbursement Allowances and Service Fees to the Agency

Expense Reimbursement Allowance

For policies credited to the Agency while this part is in effect, an ERA amount shall be paid to the Broker Dealer in a given month equal to a percentage of FYC earned in the preceding month as follows:

          50% up to target on the following policies VUL Band 0, 1 & 2; VOL Band 1 & 2 VSUL Bands 1 & 2
          25% on "over the Target Premium" for all flexible premium products (except VUL Band 2)
          18% on "over the Target Premium" for VUL Band 2

Service Fees

No service fees are payable on target premium or excess premium.

Enterprise Selling Agreement
GAD Version - September 2003        Page 34 of 59

The following Metropolitan Life Insurance Company Variable Contracts are governed by this Agreement:

                  Universal Life 2001  ( UL (01)  )
                  Universal Life Base Policy  (UL1)
                  Life Paid up at 98 (L98) Variable Rider and Premium Option

     METROPOLITAN LIFE INSURANCE COMPANY

UL (01) and UL 1         % of 1st Year Premium           % of Renewal Premium
                                                         Years 2-10
-------------------------------------------------------------------------------
Target                   50%                             3%
-------------------------------------------------------------------------------
Excess                    3%                             3%
-------------------------------------------------------------------------------


Expense Reimbursement Allowances

For policies credited to the Agency while this part is in effect, an ERA amount shall be paid to the Agency in a given month equal to a percentage of Premium:

25% on UL 01 and UL1

Enterprise Selling Agreement
GAD Version - September 2003        Page 35 of 59

The following Enterprise COLI Variable Contract is governed by this Agreement:

                   Enterprise Executive Advantage
                   Variable Universal Survivorship Life (VUSL)

                             ENTERPRISE COMMISSIONS

Enterprise Executive Advantage

    Target Premium = 7Pay

--------------------------------------------------------------------------
     ChargeBack Version
--------------------------------------------------------------------------
Street Level                                     GDC
--------------------------------------------------------------------------
  % of Premium
--------------------------------------------------------------------------
         Year 1 target                         20.00%
--------------------------------------------------------------------------
         Year 1 excess                          1.25%
--------------------------------------------------------------------------
         Year 2-6 target                        8.00%
--------------------------------------------------------------------------
         Year 2-6 excess                        1.00%
--------------------------------------------------------------------------
         Year 7-10 target                       6.00%
--------------------------------------------------------------------------
         Year 7-10 excess                       1.00%
--------------------------------------------------------------------------
         Year 11+                                 -
-------------------------------------------------------------------------
Trail Commission as a % of Assets (service fees)
--------------------------------------------------------------------------
         Years 6-15                             0.20%
--------------------------------------------------------------------------
         Years 16-20                            0.10%
--------------------------------------------------------------------------
         Years 21+                              0.05%
--------------------------------------------------------------------------


--------------------------------------------------------------------------
                     Non-ChargeBack Version
--------------------------------------------------------------------------
Street Level                                     GDC
--------------------------------------------------------------------------
  % of Premium
--------------------------------------------------------------------------
         Year 1 target                          9.00%
--------------------------------------------------------------------------
         Year 1 excess                          1.25%
--------------------------------------------------------------------------
         Year 2-5 target                       12.00%
--------------------------------------------------------------------------
         Year 2-5 excess                        1.00%
--------------------------------------------------------------------------
         Year 6-10 target                       5.00%
--------------------------------------------------------------------------
         Year 6-10 excess                       1.00%
--------------------------------------------------------------------------
         Year 11+                                 -
--------------------------------------------------------------------------

-------------------------------------------------------------------------
Trail Commission as a % of Assets (service fees)
--------------------------------------------------------------------------
         Years 6-15                             0.20%
--------------------------------------------------------------------------
         Years 16-20                            0.10%
--------------------------------------------------------------------------
         Years 21+                              0.05%
--------------------------------------------------------------------------

Enterprise Selling Agreement
GAD Version - September 2003        Page 36 of 59

--------------------------------------------------------------------------
     ESV Rider Version
--------------------------------------------------------------------------
Street Level                                   Broker
--------------------------------------------------------------------------
  % of Premium
--------------------------------------------------------------------------
         Year 1 target                         11.80%
--------------------------------------------------------------------------
         Year 1 excess                          1.25%
--------------------------------------------------------------------------
         Year 2-6 target                        9.83%
--------------------------------------------------------------------------
         Year 2-6 excess                        1.00%
--------------------------------------------------------------------------
         Year 7+                                  -
--------------------------------------------------------------------------


-------------------------------------------------------------------------
Trail Commission as a % of Assets (service fees)
--------------------------------------------------------------------------
         Years 7-20                             0.27%
--------------------------------------------------------------------------
         Years 21+                                -
--------------------------------------------------------------------------

Enterprise Selling Agreement
GAD Version - September 2003        Page 37 of 59

                   Variable Universal Survivorship Life (VUSL)

Commission Chargeback

     If for any reason the policy lapses anytime prior to the 13th month, all unearned commissions (up to the Target Premium) already received by the agent are charged back as well as one-half of the earned commissions. Commissions received on dump-in amounts above the Target Premium are not charged back. Partial surrenders prior to the 13th month will result in partial chargebacks.

-----------------------------------------------------------------------------------------------
% of Target Premium by Policy Year        Year 1      Years 2-5       Years 6-10       Years 11+
-----------------------------------------------------------------------------------------------
Commission                                  50%            9%               4%                1%
------------------------------------------------------------------------------------------------
ERA                                         20%            0%               0%                0%
------------------------------------------------------------------------------------------------
Total to BD                                 70%            9%               4%                1%
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
% of Excess Premium by Policy Year        Year 1      Years 2-5       Years 6-10        Years 11+
------------------------------------------------------------------------------------------------
Commission                                  2%             2%               2%                1%
------------------------------------------------------------------------------------------------
ERA                                         2%             2%               2%                0%
------------------------------------------------------------------------------------------------
Total to BD                                 4%             4%               4%                1%
------------------------------------------------------------------------------------------------

Enterprise Selling Agreement
GAD Version - September 2003        Page 38 of 59

         EXHIBIT B

         Schedule of Fixed Product and Compensation

         N/A

Enterprise Selling Agreement
GAD Version - September 2003        Page 39 of 59

EXHIBIT C

Rewritten Business (RWB) Commission Rules
(formerly, Replacement Commission Rules)
Effective June 1, 2002
Revised May 9, 2003

                    GUIDING PRINCIPLES FOR REWRITTEN BUSINESS

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

1. Support suitable change that is driven by the best interest and needs of the customer.

2. Enterprise Consistency - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

4. Fairness - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue.

These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                          SUITABILITY, FIRST & FOREMOST

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten Business must be suitable for the customer. A product replacement or switch can only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

     . The recommendation should be supported by a thorough fact-find and needs analysis.

     . The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

     . The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

Enterprise Selling Agreement
GAD Version - September 2003        Page 40 of 59

     . The pros and cons of the proposed transaction should be discussed completely with the customer.

     . Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                   WHEN DO THE REWRITTEN BUSINESS RULES APPLY?

When a client gives up all or part of the benefit provided by an Existing Product (either by ceasing to pay required premiums or deposits on the product or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product.

These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

     .    When an Existing Product is rewritten by New Product; or

     . When funds from an Existing Product are used to fund a deposit into another Existing Product; or

     . When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For Protection Products, and Investment Products, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

Enterprise Selling Agreement
GAD Version - September 2003        Page 41 of 59

         KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES

Existing Product or Product Being Rewritten is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

New Product is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

New Premium or New Deposit is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

Old Premium Level is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

Old Money is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

New Money is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

Rewritten Business Window is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For Protection Products, the Rewritten Business Window is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For Investment Products, the Rewritten Business Window is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

Enterprise Selling Agreement
GAD Version - September 2003        Page 42 of 59

                  RULES FOR MONEY COMING INTO A NEW LIFE POLICY

Permanent to Permanent / Term to Term / Permanent to Term Life

Full First-Year Commissions will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

..    Partial First-Year Commissions will be paid on premium dollars in the New
     Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

--------------------------------------------------------------------------
                             Percent of Normal FYC
--------------------------------------------------------------------------
        Years                Up to Old Premium       Above Old Premium
    Old Policy Has               Level/1/                 Level
    Been In-force
--------------------------------------------------------------------------
      Less Than 5                  0%                     100%
--------------------------------------------------------------------------
   5 but less than 6               25%                    100%
--------------------------------------------------------------------------
   6 but less than 7               30%                    100%
--------------------------------------------------------------------------
   7 but less than 8               35%                    100%
--------------------------------------------------------------------------
   8 but less than 9               40%                    100%
--------------------------------------------------------------------------
   9 but less than 10              45%                    100%
--------------------------------------------------------------------------
       10 or more                  50%                    100%
--------------------------------------------------------------------------
(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

..    For Existing Term insurance sold after 01/01/2001. When existing term insurance that was sold after 01/01/2001 is replaced by a new term policy, the "Up to Old Premium Level" percentages in the table above would be doubled.

..    Premium Doubling Rule. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR) will be commissioned based on the above table.

..    Normal Renewals will be paid based on published schedules of renewals for the New Policy being written.

..    A Persistency Adjustment will apply to offset the "lapse" of the Old
     Product that is being rewritten under the Traditional Life Persistency
     (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

..    No Commissions are paid for "Saving" cases.

Enterprise Selling Agreement
GAD Version - September 2003        Page 43 of 59

..    Term Insurance receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

Term to Permanent

..    Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

Annuities/Mutual Fund/WRAP Account to Life

Full first-year commissions will be paid when money is coming from an Old Investment Product and going towards a New Protection Product, except for Annuities with surrender/withdrawal charges.

Enterprise Selling Agreement
GAD Version - September 2003        Page 44 of 59

                   RULES FOR MONEY COMING INTO AN NEW ANNUITY

Fixed to Fixed Annuity / Fixed to Variable Annuity / Variable to Fixed Annuity

..    Full commissions will be paid on New Money included within the New Deposit.

..    One-half of the normal first-year commission will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

..    No Commissions will be paid on the Old Money included within the New
     Deposit if a surrender/withdrawal charge was assessed on the old contract.

Variable Annuity to Variable Annuity

..    Full commissions will be paid on New Money included within the New Deposit.

..    No Commissions will be paid on any Old Money included within the New
     Deposit.

Mutual Fund or WRAP Account to Fixed or Variable Annuity

..    Full commissions will be paid on all money being deposited.

Permanent Life Insurance to Fixed or Variable Annuity

..    Full commissions will be paid on New Money included within the New Deposit.

..    Full first-year commission will be paid on Old Money included within the
     New Deposit if the life insurance policy has been in force at least 10 years.

..    No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Special Rules Applicable to Annuities

..    No commissions will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

..    Stretch/ Decedent IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, no commissions will be paid or credited.

..    Annuitization. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

..    Spousal Transfers. If the spouse is the primary beneficiary of the annuity death claim, and he/she elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

Enterprise Selling Agreement
GAD Version - September 2003        Page 45 of 59

               RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP
               --------------------------------------------------

One Mutual Fund Family/WRAP to Another Mutual Fund Family/WRAP
--------------------------------------------------------------
..    Full first-year commissions will be paid, provided a properly executed
     "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his or her manager, is submitted as part of the transaction.

Exchanges Within the Same Mutual Fund Family
--------------------------------------------
..    Full first-year commission will be paid on any amount of New Money.

..    No first-year commission will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

Annuity To Mutual Fund/Wrap Account
-----------------------------------
..    Full commission will be paid on New Money.

..    Full first-year commission will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

..    No commission will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

Permanent Life Insurance to Mutual Funds/WRAP Accounts
------------------------------------------------------
..    Full commissions will be paid on New Money included within the New Deposit.

..    Full first-year commission will be paid on Old Money included within the
     New Deposit if the life insurance policy has been in force at least 10 years.

..    No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Enterprise Selling Agreement
GAD Version - September 2003        Page 46 of 59

                           ADDITIONAL RULES THAT APPLY
                           ---------------------------

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

Policy Loans. It is against company rules to recommend policy loans to help fund a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

     1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, and

     2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

Ownership Changes. When a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

Matured Endowments. If the funds of an endowment policy, which has matured or is within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

Juvenile Policies. Full commissions will be credited when a juvenile policy owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

Qualified Domestic Relations Order. When a life policy is cancelled because of a court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited.

Enterprise Selling Agreement
GAD Version - September 2003        Page 47 of 59

When the assets of an annuity are required to be split because of a Domestic Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

Product Exchanges. The company sometimes sponsors special exchange programs (known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

Term Conversions. On a term conversion in the first policy year, the term writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

Enterprise Selling Agreement
GAD Version - September 2003        Page 48 of 59

                                    EXAMPLES
                                    --------

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

Example of How The Table Works:
-------------------------------

-----------------------------------------------------------------
                                 Percent of Normal FYC
-----------------------------------------------------------------
      Years
  Old Policy Has         Up to Old Premium    Above Old Premium
  Been In-force          Level (1)            Level
----------------------------------------------------------------
    Less Than 5               0%                    100%
----------------------------------------------------------------
 5 but less than 6           25%                    100%
----------------------------------------------------------------
 6 but less than 7           30%                    100%
----------------------------------------------------------------
 7 but less than 8           35%                    100%
----------------------------------------------------------------
 8 but less than 9           40%                    100%
----------------------------------------------------------------
 9 but less than 10          45%                    100%
----------------------------------------------------------------
     10 or more              50%                    100%
----------------------------------------------------------------
(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

Assumptions:
..    New Policy FYC Rate is 50%
..    Old Policy in-force for 71/2years (cross table at "7 but less than 8" years in-force row)

Results:
..    FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)
..    FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

Enterprise Selling Agreement
GAD Version - September 2003        Page 49 of 59

Examples of a Life to Life Rewritten Policy

Example 1: Old policy and New Policy have same premium.

Old Policy                                    New Policy
----------                                    ----------
..    In-force for 9 years                     .    New Premium of $1,000
..    Premium of $1,000                        .    Normal FYC rate of 50%
..    $0 net cash value

Results:

..    FYC on New Premium up to Old Premium level = 50% x 45% x $1000        = $225.00
..    FYC on New Premium above Old Premium level = 50% x ($1,000 - $1,000)  = $  0.00
                                                                             --------
                                                               TOTAL FYC   = $225.00

How did we get there?
..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%
..    Multiply as shown above for New Premium up to Old Premium level ($1,000)
..    No FYC on New Premium above Old Premium level because New Premium minus Old
     Premium is $0.

--------------------------------------------------------------------------------


Example 2: New Policy has $500 more premium than old policy.

Old Policy                                    New Policy
----------                                    ----------
..    In-force for 9 years                     .    New Premium of $1,500
..    Premium of $1,000                        .    Normal FYC rate of 50%
..    $0 net cash value

Results:

..    FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
..    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
                                                                              -------
                                                           TOTAL FYC        = $475.00

How did we get there?
..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%
..    Multiply as shown above for New Premium up to Old Premium level ($1,000)
..    FYC on New Premium above Old Premium calculated as above because New
     Premium minus Old Premium is $500.

Enterprise Selling Agreement
GAD Version - September 2003        Page 50 of 59

Example 3: New Policy has $500 more premium than old policy, and additional $10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy                                                  New Policy
----------                                                  ----------
..    In-force for 9 years                                   .    New Premium of $1,500
..    Premium of $1,000                                      .    Normal FYC rate of 50%
..    $10,000 net cash value (Rolled Over to New Policy)

Results:
..    FYC on New Premium up to Old Premium level = 50% x 45% x $1000        = $225.00
..    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)  = $250.00
..    FYC on net Cash Value from Old Policy = 2% x 45% x $10,000            = $ 90.00
                                                                             -------
                                                      TOTAL FYC            = $565.00

How did we get there?
..    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%
..    Multiply as shown above for New Premium up to Old Premium level ($1,000)
..    FYC on New Premium above Old Premium calculated as above because New
     Premium minus Old Premium is $500.
..    Multiply as shown above for Old Money ($10,000) rolled over to new policy.

--------------------------------------------------------------------------------

Example 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy                                         New Policy
----------                                         ----------
..    In-force for 9 years                          .    New Premium of $1,500
..    Premium of $1,000                             .    Normal FYC rate of 50%
..    $10,000 net cash value (NOT rolled over)

Results:
..    FYC on New Premium up to Old Premium level = 50% x 45% x  $1,000       = $ 225.00
..    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $ 250.00
..    FYC on net Cash Value from Old Policy ("Old Money")                    = $   0.00
                                                                              --------
                                                           TOTAL FYC        = $ 475.00

How did we get there?
..    Look Up applicable FYC adjustment rate from table ( 9 years inforce) = 45%
..    Multiply as shown above for New Premium up to Old Premium level ($1,000)
..    FYC on New Premium above Old Premium calculated as above because New
     Premium minus Old Premium is $500.
..    Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

Enterprise Selling Agreement
GAD Version - September 2003        Page 51 of 59

Example 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

Old Policy                                         New Policy
----------                                         ----------
..    In-force for 9 years                          .    New Premium of $2,500
..    Premium of $1,000                             .    Normal FYC rate of 50%
..    $10,000 net cash value (Rolled over into
     New Policy)

Results:
..    FYC on All New Premium = 50% x $2,500                                     = $1,250.00
..    FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45% x $10,000  = $   90.00
                                                                                -----------
                                                                    TOTAL FYC  = $1,340.00

How did we get there?
..    The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.
..    The Old Money rolled into the New Policy will receive FYC based on the
     Table.

--------------------------------------------------------------------------------

Example 6 - Annuity/Mutual Fund/WRAP to Life: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

Old Contract                                       New Policy
------------                                       ----------
..    $20,000 in Old Contract (Rolled into PUAR)    .    $500 New Premium
..    No Surrender Charges                          .    FYC is 50%

Results:

..    FYC Rate of  new premium is 50%  (50% x 500 = $250) = $250.00
..    FYC on PUAR is 3% ($20,000 x 3%  = $600)            = $600.00
                                                           -------
                                              TOTAL FYC  = $850.00

How did we get there?
..    Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.
..    Old contract was out of the surrender charge period.

Enterprise Selling Agreement
GAD Version - September 2003        Page 52 of 59

Examples of an Annuity to Rewritten Annuity Contract

Example 7: Old annuity is out of the surrender charge period.

Old Contract                                New Contract
------------                                ------------
..    $100,000 Old Contract Surrender        .    $100,000 New Contract Deposit
..    No Surrender Charges                   .    GDC Rate of 6%
                                            .    FYC is  35% of GDC

Results:
..    GDC is 6% of New Deposit ($100,000 x 6% = $6,000)
..    FYC Rate of GDC is 35% of $6,000 = $2,100
..    1/2 FYC on entire deposit  = 50% x $2,100          = $1,050.00
                                                        -----------
                                            TOTAL FYC   = $1,050.00

How did we get there?
..    Since there were no surrender charges and no New Money deposited, half the
     FYC is paid on the deposit.

--------------------------------------------------------------------------------

Example 8: Same as Example 7, but assume additional $10,000 new deposit.

Old Contract                                New Contact
------------                                -----------
..    $100,000 Old Contract Surrender        .    $110,000 New Contract Deposit
..    No Surrender Charges                   .    GDC Rate of 6%
                                            .    FYC is  35% of GDC

Results:
..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)              = $  210.00
..   1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050) = $1,050.00
                                                                     -----------
                                                        TOTAL FYC    = $1,260.00


How did we get there?
..    Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the
     GDC) is paid on the deposit rolled over. The amount will be paid in the current year and

Enterprise Selling Agreement
GAD Version - September 2003        Page 53 of 59

Example 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract                                New Contact
------------                                -----------
..    $100,000 Old Contract Surrender        .    $100,000 New Contract Deposit
..    Surrender Charges                      .    GDC Rate of 6%
                                            .    FYC is  35% of GDC

Results:
..    GDC is 6% of New Deposit
..    FYC Rate of GDC is 35%
..    FYC on rollover deposit  ($100,000 x 6% x 35% x 0% = $0) = $ 0.00
                                                              --------
                                                  TOTAL FYC   = $ 0.00

How did we get there?
.. Since the old contract was still in the surrender charges no FYC will be paid.

--------------------------------------------------------------------------------

Example 10: Same as Example 8, but old contract is still in the surrender charge period.

Old Contract                                New Contact
------------                                -----------
..    $100,000 Old Contract Surrender        .    $110,000 New Contract Deposit
..    Surrender Charges                      .    GDC Rate of 6%
                                            .    FYC is  35% of GDC

Results:
..    GDC is 6% of New Deposit
..    FYC Rate of GDC is 35%
..    Full FYC on "New Money" ($10,000 x 6% x 35% = $210)       = $ 210.00
..    FYC on rollover deposit  ($100,000 x 6% x 35% x 0% = $0)  = $   0.00
                                                               ----------
                                                   TOTAL FYC   = $ 210.00

How did we get there?
..    Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

Enterprise Selling Agreement
GAD Version - September 2003        Page 54 of 59

Examples of a Mutual Fund/WRAP to a Rewritten Mutual Fund/Wrap

Example 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund                                    New Fund
--------                                    --------
..    $3,000 in Old Fund                     .    $3,000 New Fund Deposit
                                            .    GDC Rate of 6%
                                            .    FYC is  35% of GDC

Results:
..    GDC is 6% of New Deposit ($3,000 x 6% = $180)
..    FYC Rate of GDC is 35%
..    Full FYC on fund family change $3,000 x6% x35% = $63.00

How did we get there?
..    Since the old and new funds were from different fund families, full FYC is paid.

U.   IMPORTANT NOTE
     --------------

..    If, in this example, the new fund family was the same as the old family, NO
     FYC would be payable.

--------------------------------------------------------------------------------


Example 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

Old Fund                                    New Fund
--------                                    --------
..    $3,000 in Old Fund                     .    $4,000 New Contract Deposit
                                            .    GDC Rate of 6%
                                            .    FYC is 35% of GDC

Results:
..    GDC is 6% of New Deposit
..    FYC Rate of GDC is 35%
..    No FYC on "Old Money"
..    Full FYC on "New Money" ($4,000  - $3,000) x 6% x 35% = $21.00

How did we get there?
..    Full FYC is paid on "New Money" only.

Enterprise Selling Agreement
GAD Version - September 2003        Page 55 of 59

Examples of a Life to Annuity, Mutual Fund, or WRAP

Example 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

Old Policy                              New Contract/Fund
----------                              -----------------

..    $2,000 cash surrender value in     .    $2,000 New Contract/Fund Deposit
     Old Policy                         .    GDC Rate of 6%
..    Policy in-force 12 years           .    FYC is  35% of GDC



Results:

..    GDC is 6% of New Deposit
..    FYC Rate of GDC is 35%
..    Full FYC on deposit into new fund/contract ($2,000 x 6% x 35% = $42)

--------------------------------------------------------------------------------

Example 14: Life policy in-force less than 10 years, no New Money. No FYC is paid on Old Money.

Old Policy                                      New Contract/Fund
----------                                      -----------------
..    $2,000 cash surrender value in Old Policy  .    $2,000 New Contract Deposit
..    Policy In-force 8 years                    .    GDC Rate of 6%
                                                .    FYC is  35% of GDC

Results:
..    GDC is 6% of New Deposit
..    FYC Rate of GDC is 35%
..    No FYC on "Old Money" ($2,000 - $2,000) x 6% x 35% x 0% = $0.00

Enterprise Selling Agreement
GAD Version - September 2003        Page 56 of 59

Example 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy                                      New Contract/Fund
----------                                      -----------------
..    $2,000 cash surrender value in Old Policy  .    $3,000 New Contract Deposit
..    Policy In-force 8 years                    .    GDC Rate of 6%
                                                .    FYC is  35% of GDC

Results:
..    GDC is 6% of New Deposit
..    FYC Rate of GDC is 35%
..    Full FYC on "New Money" ($3,000  - $2,000) x 6% x 35% = $21.00
..    $0 GDC on old policy cash surrender value.

--------------------------------------------------------------------------------

Example 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy                                      New Contract/Fund
----------                                      -----------------
..    $2,000 cash surrender value in Old Policy  .    $3,000 New Contract Deposit
..    Policy In-force 12 years                   .    GDC Rate of 6%
                                                .    FYC is  35% of GDC

Results:
..        GDC is 6% of New Deposit
..        FYC Rate of GDC is 35%
..        Full FYC on deposit into new contract/fund  $3,000 x 6% x 35% = $63.00

Enterprise Selling Agreement
GAD Version - September 2003        Page 57 of 59

          EXHIBIT D

          ASSOCIATED INSURANCE AGENCY

     The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and among Broker and General American Distributors ("GAD") dated _____________ that, among other things, provides for sales of Variable Contracts and Fixed Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Section III(B) thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represent and warrant that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement, and the Associated Insurance Agency hereby agrees to be bound by and subject to the terms of the Agreement.

          ---------------------------------------
          Broker/Dealer

          By:
             ------------------------------------

          ---------------------------------------
          Print Name & Title

          ---------------------------------------
          (Tax Identification Number)

          ---------------------------------------
          Associated Insurance Agency Name

          By:
            -------------------------------------

          ---------------------------------------
          Print Name & Title

          ---------------------------------------
          (Tax Identification Number)

Enterprise Selling Agreement
GAD Version - September 2003        Page 58 of 59

                           GENERAL AMERICAN FINANCIAL

                            WHOLESALE SALES AGREEMENT

                                TABLE OF CONTENTS

I.   DEFINITIONS                         IX.   INDEMNIFICATION

II.   COMPLIANCE WITH APPLICABLE          X.   GENERAL PROVISIONS
      LAWS
                                               A.  TERM AND TERMINATION
III.  AGREEMENTS, REPRESENTATIONS,
      AND COVENANTS                            B.  ASSIGNABILITY

      A. AGREEMENTS AND COVENANTS              C.  AMENDMENTS
         OF GAD
                                               D.  NOTICES
      B. REPRESENTATIONS AND
         COVENANTS OF WHOLESALER               E.  ARBITRATION

IV.   PRINCIPLES OF ETHICAL MARKET             F.  GOVERNING LAW
      CONDUCT
                                               G.  ENTIRE UNDERSTANDING
V.    COMPENSATION
                                               H.  NO THIRD PARTY BENEFICIARIES
VI.   COMPLAINTS AND INVESTIGATIONS
                                               I.  NON-EXCLUSIVITY
VII.  RECORDS AND ADMINISTRATION
                                               J.  WAIVER
VIII. PRIVACY INFORMATION
                                               K.  COUNTERPARTS
      A. PROPRIETARY INFORMATION
                                               L.  SEVERABILITY
      B. RECEIPT OF CUSTOMER
         NONPUBLIC PERSONAL
         INFORMATION FROM
         WHOLESALER BY GAD

      C. TREATMENT OF
         NONPUBLIC PERSONAL
         INFORMATION
         DISCLOSED TO
         WHOLESALER BY GAD

      D. CONFIDENTIAL INFORMATION

      E. PROTECTED HEALTH INFORMATION

Enterprise Selling Agreement        Page 1 of 34

                           GENERAL AMERICAN FINANCIAL

                                 SALES AGREEMENT

     This Broker-Dealer Wholesale Agreement (the "Agreement") dated __________________, 2003, ("Effective Date") by and between General American Distributors, a Missouri corporation, ("GAD") and _________________, a _______________corporation that, for the distribution of traditional fixed rate insurance products only, is a validly licensed insurance agency, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the 1934 Act and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with a validly licensed insurance agency (collectively "Wholesaler").

                                   WITNESSETH:

     WHEREAS, GAD issues or provides access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B attached hereto, which is incorporated herein by reference (together, the "Contracts"); and

     WHEREAS, GAD, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified in Exhibit A hereto, is authorized to enter into selling agreements with unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts; and

     WHEREAS, GAD is the distributor and principal underwriter of the Contracts, and is authorized to enter into agreements, with registered broker-dealers and insurance agencies for the distribution of the Contracts; and

     WHEREAS, Wholesaler is a registered broker-dealer desiring to participate in the promotion of sales and distribution of the Contracts, which are deemed to be securities under the Securities Act of 1933; and

     WHEREAS, Wholesaler has relationships with certain third party retailing selling groups ("Retailers"), which have qualified and licensed agents/registered representatives who will solicit and sell the Contracts.

     WHEREAS, GAD, subject to the terms and conditions of the Agreement, hereby appoints Wholesaler to support the sales of and provide service with respect to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis; and

Enterprise Selling Agreement        Page 2 of 34

     WHEREAS, Wholesaler accepts such appointment and agrees to use its best efforts to find purchasers for the Contracts; and

     WHEREAS, GAD proposes to compensate Wholesaler for the sale and servicing of Contracts in accordance with Exhibits A and B.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     I.   Definitions

     1) Affiliate - Any entity that controls, is controlled by or is under common control with including, without limitation, any entity that owns 25% or more of the voting stock of any GAD company and any entity that is a subsidiary of that company.

     2) Agency- an associated insurance agency of Wholesaler, which is properly licensed to participate in the business of insurance.

     3) Applicable Laws - Shall have meaning given to such term as in accordance with Section II of this Agreement.

     4) Confidential Information - Shall have meaning given to such term as described in Section VIII(D) of this Agreement.

     5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by GAD, as more fully described in Exhibit B, which may be amended by GAD in its sole discretion from time to time.

     6) General Agent - Shall have the meaning given to such term as described in Section III(A)(20) of this Agreement.

     7) Nonpublic Personal Information- Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually

Enterprise Selling Agreement        Page 3 of 34
          identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

     8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

     9) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

     10) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by GAD, as more fully described in Exhibit A at the time of this Agreement or as may be amended by GAD in its sole discretion from time to time.

     11) Protected Health Information or PHI -- Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by GAD or an affiliate of GAD; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by GAD or an affiliate; or information derived therefrom.

     II.  Compliance With Applicable Laws

     1) GAD and Wholesaler agree to comply with all applicable state and federal statutes, laws, rules, and regulations including with out limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable guidelines, policies, and rulings of federal and state

Enterprise Selling Agreement        Page 4 of 34
          regulatory organizations and agencies, including without limitation state insurance departments, the SEC and the National Association of Securities Dealers, Inc. ("NASD"), consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

     2) Notwithstanding the foregoing, GAD and Wholesaler agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the Act, Wholesaler certifies that it has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

     3) Further, Wholesaler agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"). Wholesaler certifies that it has an OFAC compliance program in place which includes procedures for checking customer names [and persons with signature authority over accounts] against the OFAC lists of sanctioned governments and specially-designated nationals, terrorists and traffickers; the screening of wire transfers [and other payments] against the OFAC lists; a designated compliance officer; an internal communication network; training of appropriate personnel; and an independent audit function.

     4) GAD and Wholesaler agree to promptly notify the other whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected. GAD and Wholesaler agree to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts, the filing of Suspicious Activity Reports and the reporting of matches to OFAC, in connection with the Contracts.

Enterprise Selling Agreement        Page 5 of 34

     III. Agreements, Representations, and Covenants

     A.   Agreements and Covenants of GAD

     1) GAD represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified in Exhibit A hereto, to enter into this Agreement with Wholesaler to wholesale such Contracts.

     2) GAD shall advise Wholesaler of any revision of or supplement to any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

     3) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuant to the foregoing, GAD shall specifically retain ultimate authority, including but not limited to:

          a) to refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

          b)   to direct the marketing of its insurance products and services;

          c) to review and approve all advertising concerning, its insurance products and services;

          d)   to underwrite all insurance policies issued by it;

          e)   to cancel risks;

          f)   to handle all matters involving claims adjusting and payment;

          g)   to prepare all policy forms and amendments; and

          h) to maintain custody of, responsibility for and control of all investments.


     B.   Representations and Covenants of Wholesaler

     1) Wholesaler represents and warrants that it will only support Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder.

     2) Wholesaler represents and warrants that it is a registered broker-dealer under the Securities Exchange act of 1934 ("1934 Act"), has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance Wholesaler and has obtained any other

Enterprise Selling Agreement        Page 6 of 34
          approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder.

     3) Wholesaler represents that neither it is not currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified GAD in writing). Wholesaler further agrees that, if a formal or informal investigation of Wholesaler or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, whether or not in connection with the sale of the Contracts, Wholesaler will notify GAD of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of GAD if the subagent has been convicted of any felony prohibited by the Federal Violent Crime Control and Law Enforcement Act of 1994.

     4) Wholesaler acknowledges that GAD shall have the unconditional right to reject, in whole or in part, any application for a Contract. If GAD rejects an application, GAD will immediately return any purchase payments received directly to the Wholesaler and Wholesaler will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by GAD to the Wholesaler and the Wholesaler will be responsible for promptly returning such payments to the purchaser. If a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Wholesaler hereunder, and any commission received by Wholesaler will be returned promptly to GAD. GAD may, at its option, offset any such amounts against any amounts payable to Wholesaler.

     5) Wholesaler is not a principal, underwriter or agent of GAD, any Affiliate of GAD, or any GAD separate account. Wholesaler shall act as an independent contractor, and nothing herein contained shall constitute Wholesaler, nor its agents or other representatives as employees of GAD in connection with the solicitation or support of applications for Contracts or other dealings with the public. Wholesaler, its agents and its other representatives, shall not hold themselves out to be employees of GAD in this connection or in any dealings with the public.

Enterprise Selling Agreement        Page 7 of 34

     6) Wholesaler agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to GAD or the Contracts, will not be used without the prior written consent of GAD.

     7) Authorized activities by Wholesaler shall be undertaken only in accordance with Applicable Laws. Wholesaler represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity which is not duly licensed and appointed by GAD in the appropriate states as required by Applicable Laws.

     8) Neither Wholesaler nor its agents, designees or other representatives shall have authority on behalf of GAD to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit GAD with respect thereto, or bind GAD or any of its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to GAD's business without its prior written consent. Wholesaler shall not expend, nor contract for the expenditure of, funds of GAD nor shall Wholesaler possess or exercise any authority on behalf of GAD other than that expressly conferred on Wholesaler by this Agreement.

     9) Wholesaler shall prepare any forms necessary to comply with Applicable Laws; and received from GAD in connection with the sale of the Contracts as replacement for other insurance or annuity products and to send such forms to GAD. In the alternative, if such forms are not required but information with respect to replacement is required, Wholesaler will transmit such information in writing to GAD. Wholesaler further shall notify GAD when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Wholesaler submits applications for such Contracts to GAD.

     10) Wholesaler shall furnish GAD or any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by GAD or an appropriate regulatory authority in order to ascertain whether the operations of GAD or Wholesaler related to the Contracts are being conducted in a manner consistent with Applicable Laws.

     11) Wholesaler will adhere to all Applicable laws, including but not limited to, state insurance replacement regulations, before it receives or supports any applications for Contracts.

Enterprise Selling Agreement        Page 8 of 34

     12) Wholesaler represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

     13) Wholesaler shall promote the Contracts only to registered representatives licensed through broker-dealers which have or will enter into active selling agreements with GAD and who are or will be variable licensed and appointed with GAD for the sale of the Contracts.

     14) Any solicitation by Wholesaler of broker-dealers who do not have an active selling agreement with GAD shall only be done in such manner and using materials as are prescribed by GAD.

     15) Wholesaler agrees that it shall, at all times, when performing its functions under this Agreement, be registered as a securities broker-dealer with the SEC and will maintain its membership with the NASD, and shall be licensed or registered as a securities broker-dealer in the states that require such licensing or registration in connection with the services to be provided under this Agreement.

     16)  Marketing and Administrative Duties of Wholesaler.

          a) Wholesaler will use its relationships with Retailers and Retailers' broker dealers and registered representatives to promote the Contracts. GAD, in their discretion, may accept or reject the services of any broker dealer or registered representatives, and are under no duty to contract with or appoint any particular broker dealer or registered representative. Wholesaler is not authorized to provide marketing services related to the Contracts to registered representatives of broker-dealers which do not have selling agreements with GAD, or to registered representatives who are not properly licensed and appointed with GAD.

          b) Wholesaler will provide certain marketing and administrative services to promote the sale of the Contracts. Such services shall include, but are not limited to, assistance in the appointment and contracting of agents; distribution of training and recruiting materials, and sales materials, newsletters, and field service bulletins (provided that all such materials shall be approved by GAD prior to use); assistance with sales promotional activities; training of sales staff and registered representatives with respect to the features of the Contracts, and providing technical

Enterprise Selling Agreement        Page 9 of 34
               assistance to registered representatives and sales staff in the ongoing servicing of owners of the Contracts.

     c) Wholesaler shall have no direct contact with any member of the public, including any client of the designated broker-dealers or registered representatives, or owner of a Contract or their representatives except in circumstances where a duly licensed and appointed registered representative of the broker dealer is present.

     d)   The responsibilities of Wholesaler also shall include:

          (i.) the establishment and implementation of appropriate procedures to ensure the prompt distribution of prospectuses, training, and marketing materials, and any amendments or supplements thereto, to authorized retail broker-dealer representatives, and the prompt collection from such representatives and disposal of such materials when recalled or replaced by GAD by more current materials;

          (ii.) an initial review of applications, forms, and other required documentation for Contracts to the extent requested by GAD. The purpose of such review is to assist retail broker-dealers in ensuring that applications, forms, and other documentation comply with the standards and procedures provided from time to time by GAD. Wholesaler shall perform such initial review, if requested, in an expeditious manner, and shall forward the materials so reviewed to GAD promptly after completing the initial review. Wholesaler has no authority to, and shall not, accept or endorse any checks or money orders intended to be applied as premium or purchase payments to the Contracts.

     e) Wholesaler shall perform its activities under this Agreement in full compliance with the requirements of the 1934 Act and all other applicable federal or state laws, and with the rules of the NASD. Wholesaler agrees that it is responsible for maintaining its own appropriate books, records, and other items that may be required by the SEC, NASD, or other regulatory agencies having jurisdiction over such activities.

     f) In conjunction with marketing and sales promotion efforts, GAD will be responsible for the costs of producing and printing all policy forms, related prospectuses, and the basic sales literature that they deem appropriate.

Enterprise Selling Agreement        Page 10 of 34

     g) GAD is responsible for maintaining in effect the registration statement for the Contracts. GAD shall immediately notify Wholesaler of the issuance of any stop order, any federal or state proceeding, or any other action that would prevent the sale of the Contracts in any state or jurisdiction.

     h) Wholesaler shall immediately notify GAD with respect to: (i.) the initiation and disposition of any form of disciplinary action against Wholesaler or any of its employees by the NASD, or any other regulatory agency or instrumentality having jurisdiction with respect to the subject matter hereof; (ii.) the issuance of any form of deficiency notice made part of the public record by the NASD or any such agency regarding Wholesaler's practices; (iii.) the execution of any consensual order with respect thereto; and/or (iv.) any change, termination, or suspension of its status as a broker-dealer or NASD member.

     i) Wholesaler will have responsibility for its marketing and sales promotional costs including, but not limited to:

          (i.)   all travel of Wholesaler and its agents;

          (ii.)  any meetings with broker-dealers or their affiliates.

          (iii.) hiring any staff, maintaining office space, and meeting its expenses.

     17)  Insurance Coverage.

     a) Fidelity Bond. Wholesaler shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, representatives, associated persons and employees who have access to funds of GAD. This bond shall be maintained at Wholesaler's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Wholesaler shall provide GAD with satisfactory evidence of said bond upon GAD's reasonable request. Wholesaler hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

     b) Plan of Insurance Agents. Wholesaler shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Wholesaler, its Agency, representatives and agents. If such insurance plan terminates for any reason during the term of the Agreement, Wholesaler

Enterprise Selling Agreement        Page 11 of 34
          shall immediately notify GAD of such termination. If requested by GAD, Wholesaler shall provide satisfactory evidence of coverage under such insurance policy satisfactory to GAD showing the amount and scope of coverage provided.

     c) Wholesaler represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Wholesaler's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request, Wholesaler shall give evidence satisfactory to GAD that such coverage is in force. Furthermore, Wholesaler shall give prompt written notice to GAD of any notice of cancellation or change of such coverage. Wholesaler hereby assigns any proceeds received from a fidelity banding company, or other liability coverage, to GAD as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

     18) Wholesaler and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Wholesaler, the SEC, the NASD, and other appropriate regulatory authorities.

     19) Broker agrees to comply with the policies and procedures of GAD and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by GAD from time to time.

     20) For a period of 12 months after termination of the Agreement, the Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of the Company or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of GAD is determined to have engaged in such prohibited activity, then GAD shall have the right to declare the Agency's claims for compensation or any other benefit under the Agreement shall be forfeited and void. GAD may also pursue all remedies, including injunction, to assure compliance with the covenants in this section

Enterprise Selling Agreement        Page 12 of 34
          and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

     IV.  Principles of Ethical Market Conduct

          As a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), GAD expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct.

     V.   Compensation

     1) GAD shall pay compensation to Wholesaler as set forth in the attached Compensation Schedule (Exhibit A), while it is in effect.

     2) GAD may at any time offset against any compensation payable to (a) Agency or its successors or assigns, any indebtedness due from the Agency to GAD, and (b) the subagents or their successors or assigns any indebtedness due from the subagent to GAD. Nothing contained herein shall be construed as giving Agency the right to incur any indebtedness on behalf of GAD. Any remaining indebtedness of Wholesaler to GAD arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Wholesaler, or any person claiming through Wholesaler to receive any compensation provided by this Agreement shall be subordinate to the right of GAD to offset such compensation against any such indebtedness of the Wholesaler to GAD.

     3) No compensation shall be payable, and any compensation already paid shall be returned to GAD on request, under each of the following conditions:

          a) if GAD, in its sole discretion, determines not to issue the Contract applied for,

Enterprise Selling Agreement        Page 13 of 34

          b) if GAD refunds the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

          c) if GAD refunds the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that GAD has sole discretion to refund premiums paid by applicants, or

          d) if GAD determines that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

     4) GAD shall pay the compensation to Agency for Contracts credited to the Agency under the Agreement, as set forth in Compensation Schedule, attached, while it is in effect. Such Compensation shall be payable when the premium is due and paid to GAD subject to the provisions of this Agreement and of the Compensation Schedule.

     5) GAD shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

     6) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of an Affiliate Contract with another Affiliate Contract, which are undisclosed, and which otherwise require disclosure by either state regulation or GAD rules on replacement transactions; specific GAD rules for such Affiliate replacements are hereby incorporated by reference in Exhibit C.

     7) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached product schedules, the terms contained in such schedules attached will prevail.

     VI.  Complaints and Investigations

     1) Wholesaler and GAD jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

Enterprise Selling Agreement        Page 14 of 34

     2) Both the Wholesaler and GAD jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

     3) Such cooperation referred to in Sections VI (1) and VI (2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

     4) GAD reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with GAD and GAD, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless GAD from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

     VII. Records and Administration

     1) Once a Contract has been issued, it will be delivered after review by Wholesaler to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. GAD will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Wholesaler. Wholesaler hereby undertakes to render such assistance to GAD.

Enterprise Selling Agreement        Page 15 of 34

     2) Wholesaler will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that GAD may agree to maintain any such records on Wholesaler's behalf. Records subject to any such agreement shall be maintained by GAD as agent for Wholesaler in compliance with said rules, and such records shall be and remain the property of Wholesaler and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect GAD's right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. GAD and Wholesaler agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(B) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

     VIII. Privacy Information

     A.   Proprietary Information

          Any and all account records developed by GAD or provided to GAD by Wholesaler or its Affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of GAD. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

          Any and all proprietary information and material developed and provided by GAD shall be returned to GAD (including all copies made by the Wholesaler or its Affiliates) upon termination of this Agreement. Any materials developed by the Wholesaler or its Affiliates in support of the marketing, sales, advertising or training related to GAD or its Contracts shall be destroyed upon the termination of the Agreement.

Enterprise Selling Agreement        Page 16 of 34

     B.   Receipt of Customer Nonpublic Personal Information From Wholesaler by
          GAD

     1) GAD will treat nonpublic personal information regarding Wholesaler's customers provided to it by Wholesaler under this Agreement as Confidential Information under Section VIII(B) of this Agreement, except that such provisions shall not apply to such information regarding customers of Wholesaler who were, are or become policyholders or customers of GAD or any of its Affiliates other than by reason of the services provided by Wholesaler under this Agreement.

     2) Notwithstanding the foregoing, GAD and its Affiliates shall have the right to use or disclose such nonpublic personal information: (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of GAD's audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement; (d) as authorized by such customer; and (e) to protect against or prevent fraud.

     3) GAD and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Wholesaler provided they do not use nonpublic personal information regarding Wholesaler's customers provided by Wholesaler to specifically target customers, and such marketing, offering, selling or distributing by GAD and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.   Treatment of Nonpublic Personal Information Disclosed to Wholesaler by
          GAD

          Wholesaler will treat nonpublic personal information regarding Wholesaler's customers provided to it by GAD under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Wholesaler shall have the right to use or disclose nonpublic personal information provided to it by GAD to the extent permitted by Applicable Laws and GAD's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Wholesaler's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

Enterprise Selling Agreement        Page 17 of 34

     D.   Confidential Information

     1) GAD and Wholesaler will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither GAD nor Wholesaler shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section VIII(B); (b) any information of Wholesaler and their Affiliates disclosed by Wholesaler to GAD through the course of business during the term of this Agreement, or any information of GAD and its Affiliates that is disclosed by GAD to Wholesaler through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) nonpublic personal information; and (d) information required to be treated as confidential under Applicable Laws.

     2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

     3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

          a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that: (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

Enterprise Selling Agreement        Page 18 of 34

          b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

     4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

     5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

     6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

     E.   Protected Health Information

          To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through GAD or any of its Affiliates, in accordance with the requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, Broker agrees:

     1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, GAD or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

     2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

Enterprise Selling Agreement        Page 19 of 34

     3) To promptly report to GAD any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

     4) To ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

     5) To, within 15 days of GAD's request, provide GAD with any PHI or information relating to PHI as deemed necessary by GAD to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

     6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine GAD's, or one of its Affiliate's, compliance with HIPAA.

     7) To, upon termination of this Agreement, in accordance with GAD's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If GAD agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

     IX.  Indemnification

     1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

          a) GAD will indemnify and hold harmless Wholesaler from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Wholesaler may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by GAD for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged

Enterprise Selling Agreement        Page 20 of 34
               omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Wholesaler for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that GAD shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Wholesaler when referring to or explaining such Prospectus, amendment, Registration Statement or any other sales or offering materials. GAD shall not indemnify Wholesaler for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Wholesaler by GAD. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Wholesaler and any person controlling it.

          b) Wholesaler will indemnify and hold harmless GAD against any losses, claims, damages or liabilities (or actions in respect thereof), to which GAD may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Wholesaler, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse GAD for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and any person controlling it.

          c) Wholesaler shall indemnify and hold harmless GAD from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which GAD may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Wholesaler or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Wholesaler; and will

Enterprise Selling Agreement        Page 21 of 34
               reimburse GAD for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and any person controlling it.

          d) Wholesaler shall indemnify and hold GAD harmless for any penalties, losses or liabilities resulting from GAD improperly paying any compensation under this Agreement, unless such improper payment was caused by GAD's negligence or willful misconduct; and will reimburse GAD for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and any person controlling it.

     2) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

  X.      General Provisions

  A.      Term and Termination

     1) This Agreement shall continue in force for one year from its Effective Date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement with or without cause upon sixty (60) days' written notice to the other party of its intention to do so.

Enterprise Selling Agreement        Page 22 of 34

     2)   Change in Status.

          a) Broker-Dealer Status. The Agreement shall terminate immediately upon GAD or Wholesaler ceasing to be a registered Broker-dealer or a member of the NASD.

          b) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Selling Broker-Dealer or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

     3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records maintained by or on behalf of Wholesaler pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Wholesaler shall return to GAD, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with GAD's operations related to the Contracts.

  B.      Assignability

          This Agreement shall not be assigned by either party without the written consent of the other.

  C.      Amendments

          No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

  D.      Notices

          Notices to be given hereunder shall be addressed to:

          General American Distributors, Inc.       _____________
          Attn: Law Department                      _____________
          13045 Tesson Ferry Road                   _____________
          St. Louis, MO 63101                       _____________

Enterprise Selling Agreement        Page 23 of 34

  E.      Arbitration

     1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

     2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth
          (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

     3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

     4) Each party shall select an arbitrator within thirty-days (30) from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

     5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

     6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Missouri, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

Enterprise Selling Agreement        Page 24 of 34

     7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

     8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

  F.      Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to Missouri choice of law provisions.

  G.      Entire Understanding

          This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representatives shall be binding.

  H.      No Third Party Beneficiaries

          Nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

  I.      Non-exclusivity

          Wholesaler and Agency agree that no territory or product is assigned exclusively hereunder and that GAD reserves the right in its discretion to enter into selling agreements with other Broker-Dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Wholesaler transacts business hereunder.

  J.      Waiver

          The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

Enterprise Selling Agreement        Page 25 of 34

     K.   Counterparts

          This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

     L.   Severability

          If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

GENERAL AMERICAN DISTRIBUTORS
(BROKER-DEALER)

By
  --------------------------------------

----------------------------------------
Print Name & Title

Date
    ------------------------------------

(WHOLESALER)

By
  --------------------------------------

----------------------------------------
Print Name & Title

Date
    ------------------------------------

Enterprise Selling Agreement        Page 26 of 34

                                    Exhibit A

                              WHOLESALING ALLOWANCE

GEN AMERICA LIFE INSURANCE COMPANY

In addition to the compensation to the retail BD, General American Distributors
(GAD) agrees to pay to the Wholesaler an additional allowance equal to 24% of target premium and 1% of excess premium in the first year on VUL (00), and VUL
(2002).

In addition, 1% of renewal premiums will be payable on VUL(00) and VUL 2002.

================================================================================

NEW ENGLAND LIFE INSURANCE COMPANY

For policies credited to the Agency under the Agreement while this part is in effect, marketing allowance payable to the Agency shall be the following percentages of recurring premiums (up to Target Premiums) and shall be payable when the premium is due and paid to the Company, subject to the provisions of the Agreement.

     First Year Wholesaling Allowance
         24% of target premium for VUSL Bands 1 & 2, VUL Bands 0, 1 & 2 , VOL Bands 1 & 2

     Renewal Year Wholesaling Allowance - Years 2-10
     2.50% for; VUL Bands 0 & 1

     2.25% for VUL Band 2;

     2.00% for VUSL Band 1 & 2

     Excess Premiums (Years 1-10)
     0.5% premiums over the Target Premium on VUL , VUSL, VOL

     Service Fees:    No service fees are payable on target premium or excess
                      premium.

================================================================================

Enterprise Executive Advantage - (EEA - COLI)

        -----------------------------------------
        Year 1 Target                      3.00%
        -----------------------------------------
        Year 1 Excess                         0%
        -----------------------------------------
        Year 2+ Target                        0%
        -----------------------------------------
        Year 2+ Excess                        0%
        -----------------------------------------

================================================================================

Variable Universal Survivorship Life  (VUSL)

Commission Chargeback
If for any reason the policy lapses anytime prior to the 13th month, all unearned Wholesale allowances (up to the Target Premium) already received by the agent are charged back as well as one-half of the earned Wholesale allowances. Wholesale allowances received on dump-in amounts above the Target Premium are not charged back. Partial surrenders prior to the 13th month will result in partial chargebacks

Enterprise Selling Agreement        Page 27 of 34

------------------------------------- ------------ ------------- --------------- -------------
% of Target Premium by Policy Year      Year 1       Years 2-5     Years 6-10      Years 11+
------------------------------------- ------------ ------------- --------------- -------------
Wholesale allowance                       20%           1%             1%             1%
------------------------------------- ------------ ------------- --------------- -------------
Total on Target to Wholesale BD           20%           1%             1%             1%
------------------------------------- ------------ ------------- --------------- -------------

------------------------------------- ------------ ------------- --------------- -------------
% of Excess Premium by Policy Year      Year 1       Years 2-5     Years 6-10      Years 11+
------------------------------------- ------------ ------------- --------------- -------------
Wholesale allowance                       1%            1%             1%             1%
------------------------------------- ------------ ------------- --------------- -------------
Total on Excess to Wholesale BD           1%            1%             1%             1%
------------------------------------- ------------ ------------- --------------- -------------

================================================================================

METLIFE

In addition to the compensation to the retail BD, MetLife agrees to pay to the Wholesaler an additional allowance equal to 22.5% of target premium in the FIRST Year

Renewal Allowance
UL (01) and UL1                     % of Renewal Premium
                                  Years 2-4       Years 5-10
-------------------------------- -------------- ---------------
Target    $0 - $499,999              3%              2.25%
-------------------------------- -------------- ---------------
Target    $500,000 - $2.0 Mil        3.75%           2.25%
-------------------------------- -------------- ---------------
Target    $ >2.0 Mil                 4.5%            2.25%
-------------------------------- -------------- ---------------

Enterprise Selling Agreement        Page 28 of 34

EXHIBIT B

Schedule of Fixed Product and Compensation

Enterprise Selling Agreement        Page 29 of 34

EXHIBIT C

Rewritten Business (RWB) Commission Rules
(formerly, Replacement Commission Rules)
Effective June 1, 2002

Note: Notwithstanding the rules below, no FYC will be payable on internal replacements or switches that are undisclosed, which includes all internal replacements or switches for which disclosure is required by either state regulation or GAD rules.

A.   Definitions

For most states and for the GAD enterprise, a replacement can be broadly defined as purchasing a new policy in connection with discontinuing or changing another policy. Such a definition applies for disclosure purposes and when replacement forms must be completed. However, for purposes of Rewritten Business (RWB) commission rules, the definition is more limited.

Application of RWB Commission Rules: A new individual life insurance policy issued within the Enterprise will be subject to RWB commission rules if a premium-paying life insurance policy (the "old policy") previously issued within the Enterprise on the same life meets one of the following criteria within six months before or 12 months after the Home Office Receipt Date (HORD) of a new life policy (the "RWB window"; for a new annuity, the RWB window is three months before and after the issue date):

..    Is fully or partially lapsed, including lapse to extended term or reduced paid-up;
..    Is fully or partially surrendered;
..    Has a reduction in annualized premium through a policy change;
..    Has a loan taken out that results in the total outstanding loan exceeding
     80% of the total loan value of the policy, and the policy subsequently lapses, is surrendered or has a reduction in annualized premium, with less than four months of additional premiums being paid after the policy loan.

However, the new policy will not be considered rewritten business for RWB commission rule purposes, even though the insured is the same, if (a) a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust; (b) a corporate-owned policy is terminated because of business failure or bankruptcy; (c) a life policy is cancelled because of a court-ordered settlement; or (d) a juvenile policy owned by parents, guardians or a trust is rewritten by a new policy on the same life that also owns the new policy and is an adult (age 18 or older).

For survivorship policies, a survivorship policy "rewrites" a single life policy (or vice versa) if one of the insureds on the survivorship policy is the insured on the single life policy. However, one survivorship policy rewrites another only if both insureds are the same.

The RWB commission rules will be applied, assuming the above definitions are satisfied, even though

..    No funds are moved from the old policy to the new policy; or
..    The agent is not told and does not know of the rewritten business; or
..    The policy ownership or policy payor changes, except for changes in ownership involving a corporation, a qualified retirement plan or an irrevocable trust.

Old Money: The net cash value released (excluding dividend accumulations) from the old policy during the RWB Window, whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial

Enterprise Selling Agreement        Page 30 of 34
surrender of paid-up additions (or of a paid-up policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten".

New Money: The excess, if any, of the amount applied to the new policy over the Old Money, on or within 12 months after the issue date of the new policy.

Old Premium: The amount of first year premium paid (up to the target premium for flexible premium policies) on the old policy.

New Premium: The amount of first year premium paid (up to the target premium for flexible premium policies) on the new policy. This amount may be paid by either Old Money or New Money.

B.   Life-to-Life (Permanent or Term)

FYC on Old Money:
No FYC will be payable.

FYC on New Money

FYC will then be payable as follows.


a.   For the amount of New Money up to the Old Premium level,

     If the New Premium is at least double the Old Premium and the old policy is at least five years old, then full first commissions are payable.

     If the New Premium is less than double the Old Premium or the old policy is less than five years old, then first commission are payable as follows:

    --------------------------------------------------------------------------------------------------------------------
     Years Existing                     % of Normal FYC if                        % of Normal FYC if Existing Policy
     Policy In Force                    Existing Policy Replaced                  Replaced by New Agent (not a
                                        by Original Writing Agent                 "Business Successor")
                                        (or "Business Successor")
    --------------------------------------------------------------------------------------------------------------------
     Less than 5 Years                   0%                                       0%
    --------------------------------------------------------------------------------------------------------------------
     5 Years less than 6 Years           25%                                      25%
    --------------------------------------------------------------------------------------------------------------------
     6 Years less than 7 Years           30%                                      25%
    --------------------------------------------------------------------------------------------------------------------
     7 Years less than 8 Years           35%                                      25%
    --------------------------------------------------------------------------------------------------------------------
     8 Years less than 9 Years           40%                                      25%
    --------------------------------------------------------------------------------------------------------------------
     9 Years less than 10 Years          45%                                      25%
    --------------------------------------------------------------------------------------------------------------------
     10+ Years                           50%                                      25%
    --------------------------------------------------------------------------------------------------------------------

Exceptions:
          Term insurance sold after 1/1/01 will receive double the above rates if later rewritten.

          If a level term policy is rewritten to another term policy in the last two years of its level premium period, full normal first year commissions will be paid

Enterprise Selling Agreement        Page 31 of 34

          If a term policy is converted as of attained age to a permanent policy, the commission rules applicable to attained-age term conversions will be applied, whether or not a term conversion was available and whether or not a term conversion was actually performed.

b. For the amount of New Money in excess of the Old Premium level, up to the New Premium level.

     Full normal first commissions are payable.

c.   For the balance of any New Money, applied as excess, lump-sum, or dump-in.

     Full normal excess, single premium or paid up additions commissions will be paid.

Other Considerations

1. In applying these rules, the Company may estimate the amount of premium to be paid in the first year after the replacement and determine a single percentage of normal commission to be paid on future first year premium payments, combining the reduced rate in (a) above with the full rate in (b) above. A review may be made at or before the first anniversary and an adjustment made if the actual premiums paid differ from those that had been expected.

2.   Full renewal commissions will be payable on the new policy.

3. Rewritten premium will not count as a chargeable termination in any bonus calculation if the old policy is at least five years old when it is rewritten. However, any other rewritten premium, including any excess of the Old Premium over the New Premium (i.e., premium that is not rewritten) will count as a chargeable termination.

4. All commissions on the new policy will be payable to the writing agent of the new policy.

5.   There are no longer separate rules for pension policies.

C.   Life-to-Annuity, Mutual Fund, or Wrap Account

Rewrites of a life policy to an annuity, mutual fund or wrap account will now be subject to RWB commission rules. The RWB window will be three months before to three months after the issue date of the new contract. The net cash released from the life policy will be considered Old Money.

..    If the life policy if less than 10 years old, no first-year commission will be paid on Old Money;

..    If the life policy is more than 10 years old, full normal commission will be paid on Old Money;

..    Full normal commission will be paid on New Money.

D.   Annuity-to-Life

     Annuity-to-life rewrites are not subject to RWB commission rules; full normal commissions are payable.


Enterprise Selling Agreement        Page 32 of 34

E.   Annuity-to-Annuity

Annuity-to-annuity rewrites are subject to RWB commission rules. The RWB window will be three months before to three months after the issue date of the new annuity. The net cash released by the old annuity will be considered Old Money.

If a variable annuity is rewritten by another variable annuity, no commissions will be payable unless the initial deposit on the new annuity exceeds the terminated value in the old annuity. In that case, a normal commission will be paid on the increase.

For a fixed-to-fixed, fixed-to-variable or variable-to-fixed rewritten annuity, no first year commissions will be payable unless (1) the initial deposit on the new annuity exceeds the terminated value in the old annuity; or (2) the old annuity is beyond its surrender charge period; or (3) the old fixed annuity is within 30 days of the end of a rate guarantee window. In these cases, a full normal FYC will be paid on any increased deposit and 50% of a normal FYC will be paid on the balance.

If, under a Spousal Transfer Provision, the spousal beneficiary of an annuity death claim elects to retain the proceeds in and to become the annuitant of the existing contract, no commission will be paid on the amount transferred. If, instead, the death proceeds are moved to a new annuity but not through a Spousal Transfer Provision, no FYC will be paid. In either case, full normal commissions will be paid on any New Money

F.   Annuity-to-Mutual Fund or Wrap Account

No commission will be paid on Old Money if a mutual fund or wrap account replaces an annuity that is subject to a surrender charge. The Old Money will be considered the cash released by the annuity, and the RWB window will be three months before and three months after the effective date of the fund or wrap account.

G.   Disability-to-Disability

For disability-to-disability rewrites, there is no change from previous replacement commission rules. If there is an increase in annual premium on the new policy, a full first-year commission will be paid on the increased premium. No first-year commission will be paid on the balance of premium. A full new scale of renewal commissions will be paid only on the increased premium. The old renewal scale, measured from the original issue date, will be continued on the balance of the premium. If there is no increase in annual premium on the new policy, no first-year commission will be paid and the old renewal scale will be continued, measured from the original issue date.

H.   Exchange Programs

A policy that qualifies for a special exchange offer will be subject to special exchange commission rules that may differ from normal RWB commission rules. A policy that would qualify for an exchange offer will be treated according to exchange commission rules even if a rewriting occurs instead.

Enterprise Selling Agreement        Page 33 of 34

         EXHIBIT D

         AFFILIATED INSURANCE AGENCY

         The Wholesaler/Dealer named below ("Wholesaler"), having executed a Sales Agreement ("Agreement") with General American Distributors ("GAD") dated _____________ which, provides for sales of GAD's Variable Contracts through a designated affiliated insurance agency or agencies ("Agency"), hereby designates the Agency named below pursuant to Section III(B) of the Agreement. Wholesaler and Agency hereby represent and warrant that the Agency named below is and will be maintained in compliance with this Agreement.

      ----------------------------------
      Affiliated Insurance Agency Name

      By:
         -------------------------------------

      ----------------------------------------
       Print Name & Title

      ----------------------------------------
      (Tax Identification Number)

      ----------------------------------------
      Affiliated Insurance Agency Name

      By:
         -------------------------------------

      ----------------------------------------
       Print Name & Title

      ----------------------------------------
      (Tax Identification Number)